SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 3 to

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STONE HARBOR INVESTMENTS, INC.
(Exact Name of Registrant in its Charter)

Nevada	7370	27-0374885
(State or other Jurisdiction of Incorporation)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification No.)

STONE HARBOR INVESTMENTS, INC.
7985 113th Street, Suite 211
Seminole, FL 33772
Tel.: (727) 393-7439
 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Val-U-Corp Services, Inc.
1802 North Carson Street, Suite 108
Carson City, NV 89701
(775)887-8853
 (Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Gregg E. Jaclin, Esq.
Anslow & Jaclin, LLP.
195 Route 9 South, Suite204
Manalapan, NJ 07726
Tel. No.: (732) 409-1212
 Fax No.: (732) 577-1188

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.00001 par value per share	501,000	$0.0033	$1,670	$0.08

(1) This Registration Statement covers the resale by our selling shareholders of up to 501,000 shares of common stock previously issued to such selling shareholders.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price of the shares that were sold to our shareholders in a private placement memorandum. The price of $0.0033 is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTCBB at which time the shares may be sold at prevailing market prices or privately negotiated prices. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

As discussed herein, the price of $0.033 is based on a private offering at $0.01 per share and an adjustment pursuant to the 3 for 1 forward stock split that the Board of Directors approved on January 5, 2010.  It is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board at which time the shares may be sold at prevailing market prices or privately negotiated prices.

** These numbers are adjusted based on the 3 for 1 forward split that was effective on January 5, 2010.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated April 23, 2010

STONE HARBOR INVESTMENTS, INC.

501,000 SHARES OF COMMON STOCK

The selling security holders named in this prospectus are offering all of the shares of common stock offered through this prospectus.  We will not receive any proceeds from the sale of the common stock covered by this prospectus.

Our common stock is presently not traded on any market or securities exchange. The selling security holders have not engaged any underwriter in connection with the sale of their shares of common stock.  Common stock being registered in this registration statement may be sold by selling security holders at a fixed price of $0.0033 per share until our common stock is quoted on the OTC Bulletin Board (“OTCBB”) and thereafter at a prevailing market prices or privately negotiated prices or in transactions that are not in the public market. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the selling security holders.

** These numbers are adjusted based on the 3 for 1 forward split that was effective on January 5, 2010.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before buying shares of our common stock.

  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: ___________, 2010

TABLE OF CONTENTS

ITEM 3.  Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision.   In this Prospectus, the terms “Stone Harbor,” “Company,” “we,” “us” and “our” refer to Stone Harbor Investments, Inc.

Overview

We were incorporated in the State of Nevada on May 14, 2009 as Stone Harbor Investments, Inc.

Stone Harbor Investments, Inc. intends to offer internet and web-related services to small businesses including website development and design, marketing analysis and general business services including business planning and accounting support functions for internet start-up companies.  We intend to provide affordable Internet and business related services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via the World Wide Web. There can be no assurance we will be able to provide our services at lower costs than other service providers or that we will be able to align ourselves with other service providers to bundle services as a turn-key offering.  The development of our services will require the commitment of substantial resources.  If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.  We are a development stage company and have generated no revenues since inception.  As a development stage company, our business may not materialize in the event we are unable to execute our plan. We require minimum additional funding of $45,000 to complete this offering and conduct operations for a minimum period of one year from the date of the effective Registration Statement.   The Company estimates it will commence generating sales revenues from our new marketing and sales programs within 180 days of the date of this Registration Statement. This refers to the minimum amount of time we estimate will be required to generate revenues; we may be unable to successfully implement our business plan to generate revenues as indicated throughout this registration statement.

Where You Can Find Us

Our principal executive office is located at 7985 113th Street, Suite 211, Seminole, FL 33772 and our telephone number is (727) 641-1357.

The Offering

Common stock offered by selling security holders	501,000 shares of common stock. This number represents less than one percent of our current outstanding common stock (1).

Common stock outstanding before the offering	78,276,000 common shares as of April 23, 2010.

Common stock outstanding after the offering	78,276,000 shares.

Terms of the Offering	The selling security holders will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering
The offering will conclude upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) such time as all of the common stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

Use of proceeds	We are not selling any shares of the common stock covered by this prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.
(1)	Based on 78,276,000 shares of common stock outstanding as of April 23, 2010.

Summary of Consolidated Financial Information

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis,” “Plan of Operation” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception (May 14, 2009) through June 30, 2009 are derived from our audited financial statements and the unaudited financial information for the six months ended December 31, 2009. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our consolidated financial statements and the related notes included in this prospectus, and the unaudited financial statements and related notes included in this prospectus.

	For the Period from Inception (May 14, 2009) through December 31, 2009 (unaudited)	For the Period from Inception (May 14, 2009) through June 30, 2009 (audited)
STATEMENT OF OPERATIONS

Revenues	-	$-
Total Operating Expenses	61,492	25,350
General and Administrative Expenses	61,492	25,350
Net Loss	(61,492)	(25,350)

	AS OF DECEMBER 31, 2009	AS OF JUNE 30, 2009
BALANCE SHEET DATA

Cash	6,688	14,650
Total Assets	6,668	14,650
Total Liabilities	7.060	-
Stockholders’ Equity	(372)	14,650

RISK FACTORS

The shares of our common stock being offered for resale by the selling security holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment.  You should carefully consider the risks described below and the other information in this process before investing in our common stock.

Risks Related to Our Business

OUR AUDITOR HAS EXPRESSED SUBSTANTIAL DOUBT AS TO OUR ABILITY TO CONTINUE AS A GOING CONCERN.

Based on our financial history since inception, our auditor has expressed substantial doubt as to our ability to continue as a going concern. We are a development stage company that has never generated any revenue. If we cannot obtain sufficient funding, we may have to delay the implementation of our business strategy. Please see Note 1 to our audited financials.

WE HAVE LIMITED OPERATING HISTORY AND face MANY OF THE RISKS AND DIFFICULTIES FREQUENTLY ENCOUNTERED BY DEVELOPMENT STAGE COMPANY.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our customer base and our brand name. In addition, we also face many of the risks and difficulties inherent in introducing new products and services. These risks include the ability to:

•	Increase awareness of our brand name;

•	Develop effective business plan;

•	Meet customer standard;

•	Implement advertising and marketing plan;

•	Attain customer loyalty;

•	Maintain current strategic relationships and develop new strategic relationships;

•	Respond effectively to competitive pressures;

•	Continue to develop and upgrade our service; and

•	Attract, retain and motivate qualified personnel.

Our future will depend on our ability to bring our service to the market place, which requires careful planning of providing a product that meets customer standards without incurring unnecessary cost and expense. Our operation results can also be affected by our ability to introduce new services or to adjust pricing to increase our competitive advantage.

WE NEED ADDITIONAL CAPITAL TO DEVELOP OUR BUSINESS.

The development of our services will require the commitment of substantial resources to increase our advertising and marketing of our business. In addition, substantial expenditures will be required to enable us to conduct existing and planned development and marketing of our existing services. Currently, we have no established bank-financing arrangements. Therefore, it is likely we would need to seek additional financing through subsequent future private offering of our equity securities, or through strategic partnerships and other arrangements with corporate partners.

The company expects to require minimum additional funding of $45,000 to complete this offering and conduct operations for a minimum period of one year from the date of the filing.  The company does not currently have the resources to cover the costs of this offering, which are estimated to be approximately $34,500.  The company will be funded by shareholder loans until it can secure additional funding. Our majority shareholder has committed to fund any shortfall in funding, however, there is no written agreement and the Company has no means to enforce this.

We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. The sale of additional equity securities will result in dilution to our stockholders. The occurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financing covenants that would restrict our operations. If adequate additional financing is not available on acceptable terms, we may not be able to implement our business development plan or continue our business operations.

WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our brand will depend largely upon our success in increasing our customer base. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, our business, results of operations and financial condition could be severely harmed.

OUR ABILITY TO CONTINUE TO DEVELOP AND EXPAND OUR PRODUCT OFFERINGS TO ADDRESS EMERGING BUSINESS DEMANDS AND TECHNOLOGICAL TRENDS WILL IMPACT OUR FUTURE GROWTH. IF WE ARE NOT SUCCESSFUL IN MEETING THESE BUSINESS CHALLENGES, OUR RESULTS OF OPERATIONS AND CASH FLOWS WILL BE MATERIALLY AND ADVERSELY AFFECTED.

Our ability to implement solutions for our customers incorporating new developments and improvements in technology, which translate into productivity improvements for our customers, and to develop product offerings that meet the current and prospective customers’ needs are critical to our success. Our ability to develop and implement up to date solutions utilizing new technologies which meet evolving customer needs in e-commerce services will impact our future revenue growth and earnings.

OUR FUTURE SUCCESS IS DEPENDENT, IN PART, ON THE PERFORMANCE AND CONTINUED SERVICE OF MICHAEL TOUPS, PRESIDENT AND DIRECTOR. WITHOUT HIS CONTINUED SERVICE, WE MAY BE FORCED TO INTERRUPT OR EVENTUALLY CEASE OUR OPERATIONS.

We are presently dependent to a great extent upon the experience, abilities and continued services of Michael Toups, President and Director. We currently do not have an employment agreement with Mr. Toups. The loss of the services of our officers could have a material adverse effect on our business, financial condition or results of operation.

MICHAEL TOUPS OUR PRESIDENT AND DIRECTOR HAS MAJORITY VOTING CONTROL OF OUR COMMON STOCK.

Mr. Toups has the voting proxy for the majority of the voting stock of the Company.  Subsequent to the offering, Mr. Toups will own 60,000,000 common shares or approximately 77% of the Company’s outstanding common stock. The voting control allows Mr. Toups to determine the outcome of any vote requiring shareholder approval. He may be able to exert significant control over our management and affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may expedite approvals of company decisions, or have the effect of delaying or preventing a change in control, adversely affect the market price of our common stock, or be in the best interests of all our stockholders.

OUR FUTURE GROWTH WILL REQUIRE RECRUITMENT OF ADDITIONAL QUALIFIED EMPLOYEES.

In the event of our future growth in our internet and web-related services, we may have to increase the depth and experience of our management team by adding new members. Our future success will depend to a large degree upon the active participation of our key officers and employees. There is no assurance that we will be able to employ additional qualified persons on acceptable terms. Lack of qualified employees may adversely affect our business development.

WE MAY INCUR SIGNIFICANT COSTS TO BE A PUBLIC COMPANY TO ENSURE COMPLIANCE WITH U.S. CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS AND WE MAY NOT BE ABLE TO ABSORB SUCH COSTS.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. In addition, we may not be able to absorb these costs of being a public company which will negatively affect our business operations.

THE LACK OF SUBSTANTIAL PUBLIC COMPANY EXPERIENCE OF OUR MANAGEMENT TEAM COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our   management team has limited experience with working with public companies, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting.  Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

Risk Related To Our Capital Stock

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR ARTICLES   OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS AT OUR EXPENSE AND LIMIT THEIR LIABILITY WHICH MAY RESULT IN A MAJOR COST TO US AND HURT THE INTERESTS OF OUR SHAREHOLDERS BECAUSE CORPORATE RESOURCES MAY BE EXPENDED FOR THE BENEFIT OF OFFICERS AND/OR DIRECTORS.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either       of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

THE OFFERING PRICE OF THE COMMON STOCK WAS DETERMINED BASED ON THE PRICE OF OUR PRIVATE OFFERING, AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FUTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $0.0033 per share for the shares of common stock was determined based on the price of our private offering. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU WILL EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 270,000,000 shares of capital stock consisting of 250,000,000 shares of common stock, par value $0.00001 per share, and 20,000,000 shares of preferred stock, par value $0.00001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes, including at a price (or exercise prices) below the price at which shares of our common stock are currently quoted on the OTCBB.

OUR COMMON STOCK IS CONSIDERED A PENNY STOCK, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the Securities and Exchange Commission that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

THERE IS NO ASSURANCE OF A PUBLIC MARKET OR THAT OUR COMMON STOCK WILL EVER TRADE ON A RECOGNIZED EXCHANGE. THEREFORE, YOU MAY BE UNABLE TO LIQUIDATE YOUR INVESTMENT IN OUR STOCK.

There is no established public trading market for our common stock. Our shares have not been listed or quoted on any exchange or quotation system. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTCBB, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this report, including in the documents incorporated by reference into this report, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this report are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

Item 4.  Use of Proceeds

We will not receive any proceeds from the sale of common stock by the selling security holders. All of the net proceeds from the sale of our common stock will go to the selling security holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the common stock for the selling security holders.

Item 5.  Determination of Offering Price

Since our common stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was determined by the price of the common stock that was sold to our security holders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. Currently, the Company has not taken any steps to have a market maker sponsor our common stock for quotation on the OTCBB.

In addition, there is no assurance that our common stock will trade at market prices in excess of the initial offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

Item 6. Dilution

The common stock to be sold by the selling shareholders are provided in Item 7 is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

Item 7. Selling Security Holders

The common shares being offered for resale by the selling security holders consist of the 501,000 shares of our common stock held by 43 shareholders. Such shareholders include the holders of the 351,000 shares sold in our private offering pursuant to Regulation D Rule 506 completed in December 2009 at an offering price of $0.0033.  We are also registering 75,000 shares held by our founder and 75,000 shares issued to our legal counsel for service rendered.

The following table sets forth the name of the selling security holders, the number of shares of common stock beneficially owned by each of the selling stockholders as of  April 22, 2010 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

Name	Shares Beneficially Owned Prior To Offering	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering
Michael Toups (1)	60,000,000	75,000	59,925,000	77.0%
Entrust of Tampa Bay FBO Edward Mass (2)	12,000,000	75,000	11,925,000	15.3%
Entrust of Tampa Bay FBO Van Nguyen (3)	6,000,000	75,000	5,925,000	7.6%
Thomas Collentine (4)	3,000	3,000	0	0%

Lisa Angarano	3,000	3,000	0	0%

Jason Spurlin	3,000	3,000	0	0%

David Strenkoski	3,000	3,000	0	0%

Lavin Dos Santos	3,000	3,000	0	0%

Van Nguyen (3)	3,000	3,000	0	0%

Sal Kopita	3,000	3,000	0	0%

Robert Rogin	3,000	3,000	0	0%

Cheryl Chernoff	3,000	3,000	0	0%

Peter Adams	3,000	3,000	0	0%

Robin Adams	3,000	3,000	0	0%

Tim Kennedy	3,000	3,000	0	0%

Leslie Toups(5)	3,000	3,000	0	0%

Christopher Toups(6)	3,000	3,000	0	0%

David Toups (7)	3,000	3,000	0	0%

Visionary Concepts, LLC (8)	3,000	3,000	0	0%

Jean C. Shagena	3,000	3,000	0	0%

Robert W. Christian, Jr.	3,000	3,000	0	0%

Robert W. Christian Sr.	3,000	3,000	0	0%

James Doulgeris	3,000	3,000	0	0%

Denise Doulgeris	3,000	3,000	0	0%

Brenna Doulgeris	3,000	3,000	0	0%

Alexi Doulgeris	3,000	3,000	0	0%

James John Doulgeris	3,000	3,000	0	0%

Feng Chen Gang	18,000	18,000	0	0%

Wei Luo & Xuan Chen as Tenants in Common	6,000	62,000	0	0%

Gang Xu	15,000	15,000	0	0%

Gregory Busch	30,000	30,000	0	0%

Barbara Ann Busch	30,000	30,000	0	0%

Robert E. Dudenhoefer, Jr.	3,000	3,000	0	0%

Angela M. Dudenhoefer	3,000	3,000	0	0%

Darren Griffin	3,000	3,000	0	0%

Chris Marchesini	3,000	3,000	0	0%

Amy Ji	3,000	3,000	0	0%

Serge Villani	3,000	3,000	0	0%

Robert Rheintgen	3,000	3,000	0	0%

Richard Corbert	3,000	3,000	0	0%

William Forhan	3,000	3,000	0	0%

Virginia Rheintgen	3,000	3,000	0	0%

Anslow & Jaclin, LLP (9)	75,000	75,000	0	0%

(1)	Michael Toups is our founder, president, treasurer and sole director.
(2)	Edward Mass has sole voting control and investment power over the Entrust of Tampa Bay FBO Edward Mass account.
(3)	Van Nguyen has sole voting control and investment power over the Entrust of Tampa Bay FBO Van Nugyen accounts.
(4)	Thomas Collentine is our secretary and vice president.
(5)	Leslie Toups is the wife of Michael Toups
(6)	Christopher Toups is the son of Michael Toups
(7)	David Toups is the brother of Michael Toups
(8)	Sanjiv Matta is the principal of Visionary Concepts, LLC. Sanjiv Matta, acting alone, has voting and dispositive power over the shares owned beneficially by Visionary Concepts, LLC.
(9)
Richard I. Anslow and Gregg E. Jaclin are the partners of Anslow & Jaclin, LLP. Each of Rich I. Anslow and Gregg E. Jaclin, acting alone, has voting and dispositive power over the shares beneficially owned by Anslow & Jaclin, LLP.  In addition, Anslow & Jaclin, LLP is also our legal counsel.

Listed Below are broker-dealer affiliates
Robert W. Christian, Sr.-Director-Moody Capital Solutions, Inc.- purchased his shares in the ordinary course of business and has no agreements or understandings, directly or indirectly, with any person  to distribute the securities.
Robert W. Christian, Jr.-Director-Moody Capital Solutions, Inc.- purchased his shares in the ordinary course of business and has no agreements or understandings, directly or indirectly, with any person  to distribute the securities.

Item 8. Plan of Distribution

The selling security holders may sell some or all of their shares at a fixed price of $0.0033 per share until our shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. Prior to being quoted on the OTC Bulletin Board, shareholders may sell their shares in private transactions to other individuals. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the OTCBB concurrently with the filing of this prospectus. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, which operates the OTC Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. However, sales by selling security holder must be made at the fixed price of $0.0033 until a market develops for the stock.

Once a market has developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales,

•	transactions involving cross or block trades on any securities or market where our common stock is trading, market where our common stock is trading,

•	through direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed of otherwise), or exchange listed or otherwise), or

•	any combination of the foregoing.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. To our best knowledge, none of the selling security holders are broker-dealers or affiliates of broker dealers, unless noted above.

We will advise the selling security holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling security holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $61,300.08

Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

Item 9. Description of Securities to be Registered

General

We are authorized to issue an aggregate number of 270,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.00001 par value per share, and there are 20,000,000 preferred shares, $0.00001 par value per share authorized.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, $0.00001 par value per share. Currently we have 78,276,000 shares of common stock issued and outstanding.

Each share of common stock shall have one (1) vote per share for all purpose. Our common stock does not provide a preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our common stock holders are not entitled to cumulative voting for election of Board of Directors.

Preferred Stock

We are authorized to issue 20,000,000 shares of preferred stock, $0.00001 par value per share.  Currently we have no shares of preferred stock issued and outstanding.

Dividends

We have not paid any cash dividends to our shareholders.  The declaration of any future cash dividends is at the discretion of our board of directors and depends  upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions.  It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no outstanding options to purchase our securities.

Transfer Agent and Registrar

Globex Transfer, LLC
780 Deltona Blvd., Suite 202
Deltona, FL 32725
Tel. (386) 206-1133

Item 10. Interests of Named Experts and Counsel

Except for Anslow & Jaclin, LLP, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. Anslow & Jaclin, LLP owns 75,000 shares of our common stock which are being registered pursuant to this registration statement.

The financial statements included in this prospectus and the registration statement have been audited by Brimmer, Burek and Keelan LLP to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Item 11.  Information about the Registrant

DESCRIPTION OF BUSINESS

Overview

We were incorporated in the State of Nevada on May 14, 2009. We offer internet and web-related services to small businesses including website development and design, marketing analysis and general business services including business planning and accounting support functions for internet start-up companies.  We intend to provide affordable Internet and business related services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via the World Wide Web.  Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a service that meets customer standards without incurring unnecessary cost and expense.  Our operation results can also be affected by our ability to introduce new services or to adjust pricing to try to gain a competitive advantage.  Our website is located at www.stoneharborweb.com

The demand for web development and marketing services in the small business market continues to grow.  The majority of e-commerce service providers focus on servicing large and medium-sized corporations.  We intend to develop a business network to try to reduce steep project costs and allow us to offer web development services at competitive prices.  We hope to accomplish this by aligning ourselves with other service providers to package an affordable, turn-key internet and business services offering. There can be no assurance we will be able to provide our services at lowers costs than other service providers or that we will be able to align ourselves with other service providers to bundle services as a turn-key offering.  The development of our services will require the commitment of substantial resources.  If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

Objectives

1.	Offering high-end web and ancillary services to small businesses in a way that they can understand and afford.

2.	Building a strong residual income through secondary subscription-based services tailored for small business (marketing, consulting and accounting services).

3.
Establishing strategic partnerships with Internet Service Providers and consulting companies to support small business website and e-commerce projects (including graphic design, website hosting, technical support, marketing analysis and accounting services) and leveraging these relationships to create an affordable client offering.

Mission

Provide affordable, accessible, and streamlined web and business services to growing companies.

We are developing an offering of many different types of web services (web and e-commerce development, marketing and business consulting) that are tailored to fit the needs and resources of small companies.

Services

We intend to offer turn-key, full-service Internet solutions for small businesses. We focus mainly on the web, offering the following as their primary website services:

•	Design and development

•	Marketing and analysis

•	E-commerce development

We also intend to offer the following ancillary business services:

•	Accounting services

•	Business planning

•	Marketing and operational consulting

Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a service that meets customer standards without incurring unnecessary cost and expense.  Our operation results can also be affected by our ability to introduce new services or to adjust pricing to try to gain a competitive advantage.  There can be no assurance we will be able to implement our services.

Website Design and Development:  The service  that will be offered to small businesses is modeled after the service that larger web development firms offer Fortune 1000 companies in the sense that it is completely customized and unique to each individual client.

Website Marketing and Analysis: After we build the website for the client, or a new client introduces their pre-existing site, we analyze and test the website based on an established set of standards that account for the website's aesthetic value, scalability, functionality, ease-of-use, and main customer base. After an analysis has been made, we then explore and present to the client a detailed list of the most efficient internet marketing tools and methods available to them within the constraints of their budget. This type of service is pertinent given the fact that a very large percentage of clients are on a tight budget and can only afford to take advantage of marketing efforts that are targeted directly at their desired demographic.

E-Commerce Development:   Based on the growth of on-line buying habits we offer e-commerce solutions from E-Bay store fronts to database development and deployment.  These are customized based on the client’s products and customer base needs.

Ancillary Business Services – Accounting, Business Planning, Marketing and Operational Consulting: These services are offered for two reasons. The first reason is because they are ongoing services that can be used to establish and maintain a strong residual income. The second reason for offering these services is to allow for packaging together other service providers to expand our range of small business services and lock-in long term client relationships.

Fulfillment

For the website design, development, marketing, analysis, and maintenance we intend to contract with industry professionals to handle our clients' needs. For the website hosting services we will seek to form alliances with industry leaders to provide top-rate, reliable hosting solutions. Forming alliances will allow for flexibility in important hosting features, customizability, and driving down costs.  These benefits are crucial to preserving the integrity of our company as being a 'full-service internet solutions provider' for small businesses.  The ancillary business services are primarily fulfilled in-house.

There can be no assurance we will be able to provide our services at lower costs than other service providers or that we will be able to align ourselves with other service providers to bundle services as a turn-key offering.  The development of our services will require the commitment of substantial resources.  If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

Technology

We operate in a Windows® environment with an office equipped with current software and hardware tools available to meet our project requirements. Within the next year, we will be investing in additional tools that will extend our capabilities in handling various types of program files (i.e. Macintosh computers, large capacity data storage, and high-end image scanners). We also plan to purchase licensing agreements with our major software vendors to allow for automatic upgrades in new software tools. .  There can be no assurance we will have the capital to acquire or lease the necessary hardware or software to support our business requirements.

Market Analysis Summary

We will initially focus almost exclusively on small companies looking to develop an internet presence for the first time.  We market our services to small business owners as a "step-by-step" process, initially starting out with a small, simple website, then gradually improving and adding to the site and their entire online marketing efforts.

Although we plan to bring on clients who simply need an online presence and nothing more, the most important and sought after clients will be those business owners who are ready to implement a larger percentage of their company onto the internet. This type of client will traditionally need one of the following services:

•	E-commerce/shopping cart

•	Database driven websites

•	Dynamic content and website features

•	Aggressive online website marketing

•	General business consulting and accounting

Market Needs

The need for small business internet services has existed for several years. Small businesses and start-up businesses alike are migrating onto the web at an astonishing rate and making their online presence a higher priority than in earlier years. We recognize the need for custom, high-end, dynamic services designed exclusively for small businesses. At this point, the majority of our competitors are offering services tailored around big business, to small business owners, or they are offering the exact opposite, one-dimensional, "cookie cutter" type services.

While small businesses have now recognized the need for having a presence on the internet, many do not know where to start, how much it will cost, or even how it will benefit their company. It has been our experience by talking to small business owners that the decision to take advantage of the web is not a matter of 'if' but a matter of 'when.'

Market Trends

An important market trend right now is the one toward aggressive online and website marketing. Although many small businesses are still waiting to gain an internet presence, those who already have are beginning to look for more options along the lines of improving their existing efforts. We believe that in the upcoming years, small companies especially, will start to look for more ways to increase the traffic to their websites.

Another important trend is the overall merging of daily business operations with the internet and web. Just as the majority of large companies have already started to use the web to handle interoffice tasks, we believe that many smaller companies will begin to realize the time and money saving advantages to this strategy.

Marketing Strategy

Our initial focus for our marketing and sales efforts are on the Tampa Bay area and the west coast of Florida, eventually expanding outside of the immediate area.  We market our self as an internet and business services organization devoted to offering high-end services to small businesses exclusively.  Target customers are owners of small or home-based companies looking to implement their business plans onto the web.  We sell value, service, and quality. We attempt to convince business owners to look past all of the hype surrounding the internet and see why having a website and an e-commerce solution is money well spent.  There can be no assurance that we will be able to implement our business development plans and that we will be successful in attracting clients.

Competition

We believe that we have a valuable competitive edge over our local competitors based on the fact that we have streamlined our services for the small business market. However, the internet service provider and website development business is highly competitive.  Other competitors in our market have been in business for significantly longer than our business, and they have an established customer base and referral network.  Many competitors may have substantially greater financial resources than us.  We compete for clients with many entities, including, among others, publicly traded companies, international and regional consulting firms and small local firms.  In addition, certain competitors may be willing to accept lower fees based on their overhead structure.  As a result, we may have difficulty attracting new clients and may be forced to lower our fees to complete effectively, which negatively impacts our plan of operations.

Marketing Programs

Our target client is part of a very specific demographic, for this reason, we market and promote our services in a direct and specifically targeted manner using the following media channels:

•	Print ads

•	Email blasts

•	Direct mail

•	Educational Seminars

•	Local area commerce groups

There can be no assurance that we will be able to implement our business development plans and that we will be successful in attracting clients.

Pricing Strategy

For most small business owners, cost, both residual and one-time are huge influences on the decisions they make regarding everyday operations of their company. Even though we offer customized services and pricing is based on an hourly fee, to make it easier and less confusing for the clients, we have established a packaged pricing system:

•	Budget Domain Website Package ($599.00): For simple, information based websites. Popular with companies who just need to gain an internet presence.

•
Mid-Level Website Package ($999.00): Information based websites with a large amount of content. Popular with companies that have a large services/products list and/or want to implement more of their business into the web.

•
Catalog Website Package ($1,499.00): Usually reserved for product-oriented websites that are e-commerce enabled. Popular with companies that have a desire to market heavily on the internet or sell their products/services directly from the web.

•	Website Hosting (from $25.00 to $45.00 per month): Depending on the type and size of the website, the price for hosting can vary greatly. The average cost of hosting for most clients is $35 per month.

•
Website Maintenance ($45.00 per hour): We charge a set fee of $45.00 per hour billed in 15 minute increments. If a client feels as though they will need their website updated or maintained on a regular basis, packages are available at a discount rate.

•
Ancillary Business Services ($45 per hour): We charge a set fee of $45.00 per hour billed in 15 minute increments.  We also offer set services on a monthly subscription customized to the client’s business.

Certain competitors may be willing to accept lower fees based on their overhead structure.  As a result, we may have difficulty attracting new clients and may be forced to lower our fees to compete effectively, which negatively impacts our plan of operations.

Employees

As of April 22, 2010, we have 2 part-time employees, and plan to employ more qualified employees in the near future.

DESCRIPTION OF PROPERTY

Our principal executive office is located at 7985 113th Street, Suite 211, Seminole, FL 33772, and our telephone number is (727) 641-1357.  Office space is provided by our president and sole director at no charge.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is presently no public market for our shares of common stock. We anticipate applying for quoting of our common stock on the OTCBB upon the effectiveness of the registration statement of which this prospectus forms apart. However, we can provide no assurance that our shares of common stock will be quoted on the OTCBB or, if quoted, that a public market will materialize.

Holders of Capital Stock

As of the date of this registration statement, we had 43 holders of our common stock.

Rule 144 Shares

As of the date of this registration statement, we do not have any shares of our common stock that are currently available for sale to the public in accordance with the volume and trading limitations of Rule 144.

Stock Option Grants

We do not have any stock option plans.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Stone Harbor Investments, Inc.

We have audited the accompanying balance sheet of Stone Harbor Investments, Inc. (a development stage company) as of June 30, 2009 and the related statement of operations, changes in shareholders’ equity, and cash flows for the period from inception (May 14, 2009) to June 30, 2009.  Stone Harbor Investment, Inc.’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stone Harbor Investments, Inc. as of June 30, 2009 and the results of its operations and its cash flows for the initial period then ended  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, to the financial statements the Company has incurred losses and had an accumulated deficit during the initial period ended June 30, 2009.  These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BRIMMER, BUREK & KEELAN LLP
Brimmer, Burek & Keelan LLP

Tampa, Florida
October 13, 2009
(except for Note 5, as to which the date is March 2, 2010)

Stone Harbor Investments, Inc.
(A Development Stage Company)
Balance Sheet

June 30,
2009
ASSETS
CURRENT ASSETS
Cash	$14,650
Total Current Assets	14,650

TOTAL ASSETS	$14,650

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES

$

Total Current Liabilities	-

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.00001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.00001 par value, 250,000,000 shares authorized, 72,000,000 shares issued and outstanding	720
Stock Subscription Receivable	(200)
Additional paid-in capital	39,480
Deficit accumulated during the development stage	(25,350)

Total Stockholders' Equity (Deficit)	14,650

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$14,650

The accompanying notes are an integral part of these financial statements.

Stone Harbor Investments, Inc.
(A Development Stage Company)
Statement of Operations
From Inception to June 30, 2009

From Inception
on May 14,
2009 Through
June 30,
2009
OPERATING EXPENSES

General and administrative	$25,350

Total Operating Expenses	25,350

INCOME (LOSS) FROM OPERATIONS	(25,350)

OTHER EXPENSES

Other income

INCOME (LOSS) BEFORE INCOME TAXES	(25,350)

Income tax expense	-

NET INCOME (LOSS)	$(25,350)

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.000)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	63,063,831

The accompanying notes are an integral part of these financial statements

Stone Harbor Investments, Inc.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)

							Deficit
							Accumulated	Total
					Stock	Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Subscription	Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Receivable	Capital	Stage	(Deficit)

Balance, May 14, 2009	-	$-	-	$-		$-	$-	$-

Issuance of common stock for cash			60,000,000	600		(400)	-	200

Stock Subscription Receivable					(200)			(200)

Issuance of common stock for cash			12,000,000	120		39,880		40,000

Net Loss June 30, 2009							(25,350)	(25,350)

Balance, June 30, 2009	-	$-	72,000,000	$720	(200)	$39,480	$(25,350)	$14,650

The accompanying notes are an integral part of these financial statements

Stone Harbor Investments, Inc.
(A Development Stage Company)
Statement of Cash Flows

From Inception
on May 14,
2009 Through
June 30,
2009

OPERATING ACTIVITIES

Net loss	$(25,350)
Adjustments to reconcile net loss to net cash used by operating activities:

INVESTING ACTIVITIES

Net Cash Used in Investing Activities	-

FINANCING ACTIVITIES

Common stock issued for cash	40,000

Net Cash Provided by Financing Activities	40,000

NET INCREASE (DECREASE) IN CASH	14,650

CASH AT BEGINNING OF PERIOD	-

CASH AT END OF PERIOD	$14,650

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-
Income Taxes	$-
Stock subscription receivable related to 20,000,000 shares of common stock issued at par value upon incorporation	$200

The accompanying notes are an integral part of these financial statements.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The financial statements presented are those of Stone Harbor Investments, Inc.  the Company was originally incorporated under the laws of the state of Nevada on May 14, 2009.  Stone Harbor Investments, Inc. offers internet and web-related services to small businesses including website development and design, marketing analysis, and general business services including business planning and accounting support functions for internet start-up companies.  The Company provides high-end, affordable Internet and business related services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via the World Wide Web.  Management has experience in marketing, commercial website development and business-to-business sales.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the period ended June 30, 2009, the Company recognized no sales revenue and incurred a net loss of $25,350.  As at June 30, 2009, the Company had an accumulated deficit of $25,350.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally as part of its business plan, the Company is actively seeking merger partners and strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Revenue Recognition

The Company will recognize revenue for its design and development services as the projects are completed  Revenue from other services provided such as marketing analysis, business planning and accounting support functions will be recognized as billed on a monthly basis.

In some situations, we may receive advance payments from our customers. The Company will defer revenue associated with these advance payments until complete the contracted services.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of June 30, 2009.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  As at June 30, 2009 the Company had no cash equivalents.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic (Loss) per Common Share

We follow SFAS No. 128, Earnings Per Share , to calculate and report basic and diluted earnings per share (“EPS”).  Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of June 30, 2009.

For the Period Ended June 30, 2009
Loss (numerator)	$(25,350)
Weighted average shares (denominator)	63,063,831
Per share amount	$(0.000)

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal and state income tax rate of 39% to net loss before provision for income taxes for the following reasons:

June 30, 2009
Income tax expense at statutory rate	$(9,885)
Valuation allowance	9,885
Income tax expense per books	$-

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Net deferred tax assets consist of the following components as of:

June 30, 2009
NOL carryover	$9,885
Valuation allowance	(9,885)
Net deferred tax asset	$-

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a June 30 fiscal year end.

Stock-based compensation.

As of June 30, 2009, the Company has not issued any share-based payments.

The Company records stock-based compensation in accordance with SFAS No. 123R “Share Based Payments”, using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements

In June 2009, the FASB issued SFAS No. 166, “Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”).  The provisions of SFAS 166, in part, amend the de-recognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 167, “Amendments to FASB Interpretation No. 46(R) (“SFAS 167”). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R).  SFAS 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010. The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles – a replacement of FASB Statement No. 162” (“SFAS No. 168”).  Under SFAS No. 168 the “FASB Accounting Standards Codification” (“Codification”) will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities.  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009.  On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company’s interim quarterly period beginning July 1, 2009. The Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the Securities and Exchange Commission’s Office of the Chief Accountant and Division of Corporation Finance announced the release of Staff Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  SFAS No. 165 is effective for interim or annual financial periods ending after June 15, 2009. Adoption of SFAS No. 165 did not have a material impact on our condensed consolidated financial statements.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments. This FSP amends FASB Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and Presentation of Other-Than-Temporary Impairments.  This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies, to address some of the application issues under SFAS 141(R). The FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability’s fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, Accounting for Contingencies, and FASB Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss.  This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1, 2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the period ended June 30, 2009.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In April 2009, the FASB issued FSP No. FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (“FSP FAS 157-4”).  FSP FAS 157- 4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.  Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value.  This FSP is effective for interim and annual periods ending after June 15, 2009.  The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operations.

In October 2008, the FASB issued FSP No. FAS 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active,” (“FSP FAS 157-3”), which clarifies application of SFAS 157 in a market that is not active.  FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued.  The adoption of FSP FAS 157-3 had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8, “Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities.”  This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise’s involvement with variable interest entities, including qualifying special-purpose entities.  This FSP is effective for the first reporting period (interim or annual) ending after December 15, 2008, with earlier application encouraged.  The Company adopted this FSP effective January 1, 2009.  The adoption of the FSP had no impact on the Company’s results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, “Employers’ Disclosures about Postretirement Benefit Plan Assets” (“FSP FAS 132(R)-1”).  FSP FAS 132(R)-1 requires additional fair value disclosures about employers’ pension and postretirement benefit plan assets consistent with guidance contained in SFAS 157.  Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009.  The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and  Extinguishments of Liabilities,” and  FASB  Interpretation 46 (revised December 2003), “Consolidation of  Variable  Interest Entities − an interpretation of ARB  No. 51,” as well as other modifications.  While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company’s financial statements.  The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, (“FSP EITF 03-6-1”). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in FASB Statement of Financial Accounting Standards No. 128, “Earnings per Share.” FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF 03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60”.  SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts. SFAS No. 163 is effective for fiscal years beginning on or after December 15, 2008, and interim periods within those years. SFAS No. 163 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS No. 162 sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB’s amendments to AU Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an amendment of FASB Statement No. 133.  This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE 2 - STOCKHOLDERS’ EQUITY

COMMON STOCK

In June 2009, we entered into a stock subscription agreement for the sale of 4,000,000 shares of common stock (12,000,000 post split) at a price of $0.01 per share.  The Company realized $40,000 from this subscription.

The above issuance of stock reflect the effect of the Company's stock split effective on January 5, 2010 (see footnote 5).

NOTE 3 – STOCK SUBSCRIPTION RECEIVABLE

In May 2009, the Company issued to its founder 20,000,000 million shares (60,000,000 post split) of its common stock for a par value.  Payment for the stock was received on September 9, 2009.

The above issuance of stock reflect the effect of the Company's stock split effective on January 5, 2010 (see footnote 5).

NOTE 4 – RELATED PARTY TRANSACTION

The Company’s sole officer, director and majority shareholder provides various consulting services to the Company for which he is compensated.  For the period ending June 30, 2009 consultant fees paid were $10,000.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through June 30, 2009

NOTE 5 – SUBSEQUENT EVENTS

STOCK SPLIT

The company's board of directors authorized a three-for-one stock split effective on January 5, 2010.  Each shareholder of record on January 5, 2010 received two additional shares of common stock for each share held on that date.  All share and related information presented in these financial statements and accompanying footnotes have been adjusted to reflect the increased number of shares resulting from this action.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Balance Sheet

	December 31,	June 30,
	2009	2009
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
	$6,688	$14,650
Cash
Total Current Assets	6,688	14,650

TOTAL ASSETS	$6,688	$14,650

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	7,060	-

Total Liabilities	7,060	-

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock, $0.00001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding
Common stock, $0.00001 par value, 250,000,000 shares authorized, 78,276,000 and 72,000,000 shares issued and outstanding, respectively.	783	720
Stock Subscription Receivable	-	(200)
Additional paid-in capital	60,337	39,480
Deficit accumulated during the development stage	(61,492)	(25,350)

Total Stockholders' Equity (Deficit)	(372)	14,650

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$6,688	$14,650

The accompanying notes are an integral part of these financial statements.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Statement of Operations
From Inception through December 31, 2009

			From Inception
	Three Months	Six Months	on May 14,
	Ended	Ended	2009 Through
	December 31,	December 31,	December 31,
	2009	2009	2009

OPERATING EXPENSES

General and administrative	$19,828	$36,142	$61,492

Total Operating Expenses	19,828	36,142	61,492

INCOME (LOSS) FROM OPERATIONS	(19,828)	(36,142)	(61,492)

OTHER EXPENSES

Other income

INCOME (LOSS) BEFORE INCOME TAXES	(19,828)	(36,142)	(61,492)

Income tax expense	-	-	-

NET INCOME (LOSS)	$(19,828)	$(36,142)	$(61,492)

BASIC INCOME (LOSS) PER COMMON SHARE	$(0.000)	$(0.000)	$(0.001)

BASIC WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	72,935,341	72,548,525	70,668,312

DILUTED INCOME (LOSS) PER COMMON SHARE	$(0.000)	$(0.000)	$(0.001)

DILUTED WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	72,935,341	72,548,525	70,668,312

The accompanying notes are an integral part of these financial statements

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Statement of Stockholders' Equity (Deficit)

							Deficit
							Accumulated	Total
					Stock	Additional	During the	Stockholders'
	Preferred Stock		Common Stock		Subscription	Paid-In	Development	Equity
	Shares	Amount	Shares	Amount	Receivable	Capital	Stage	(Deficit)

Balance, May 14, 2009	-	$-	-	$-	-	$-	$-	$-

Issuance of common stock for a subscription receivable at an average price of $.0000033 per share	-	-	60,000,000	600	-	(400)	-	200

Stock Subscription Receivable	-	-	-	-	(200)	-	-	(200)

Issuance of common stock in June 2009 for cash at an average price of $.00333 per share	-	-	12,000,000	120	-	39,880	-	40,000

Net Loss for the period from inception to June 30, 2009	-	-	-	-	-	-	(25,350)	(25,350)

Balance, June 30, 2009	-	$-	72,000,000	$720	$(200)	$39,480	$(25,350)	$14,650

Issuance of common stock in July in exchange for legal services provided at an average price of $.00333 per share	-	-	75,000	1	-	249	-	250

Issuance of common stock in August for cash at an average price of $.00333 per share	-	-	201,000	2	-	668	-	670

Collection of stock subscription receivable on September 24, 2009	-		-	-	200	-	-	200

Issuance of common stock in December 2009 for cash at a price of $.00333 per share	-	-	6,000,000	60	-	19,940	-	20,000

Net Loss for the period from July 1, 2009 to December 31, 2009	-	-	-	-	-	-	(36,142)	(36,142)

	-	$-	78,276,000	$783	$-	$60,337	$(61,492)	$(372)

The accompanying notes are an integral part of these financial statements

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Statement of Cash Flows

		From Inception
	Six	on May 14,
	Months Ended	2009 Through
	December 31,	December 31,
	2009	2009

OPERATING ACTIVITIES

Net loss	$(36,142)	$(61,492)
Adjustments to reconcile net loss to net cash used by operating activities:
Common stock issued for legal services	250	250
Increase In Accounts Payable and Accrued Expenses	7,060	7,060

Net Cash Used in Operating Activities	(28,832)	(54,182)

INVESTING ACTIVITIES

Net Cash Used in Investing Activities	-	-

FINANCING ACTIVITIES

Common stock issued for cash	20,870	60,870

Net Cash Provided by Financing Activities	20,870	60,870

NET INCREASE (DECREASE) IN CASH	(7,962)	6,688

CASH AT BEGINNING OF PERIOD	14,650	-

CASH AT END OF PERIOD	$6,688	$6,688

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:

Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

The financial statements presented are those of Stone Harbor Investments, Inc.  the Company was originally incorporated under the laws of the state of Nevada on May 14, 2009.  Stone Harbor Investments, Inc. offers internet and web-related services to small businesses including website development and design, marketing analysis, and general business services including business planning and accounting support functions for internet start-up companies.  The Company provides high-end, affordable Internet and business related services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via the World Wide Web.  Management has experience in marketing, commercial website development and business-to-business sales.

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. During the six months ended December 31, 2009, the Company recognized no sales revenue and incurred a net loss of $36,142, and had an accumulated deficit of $61,492 as of December 31, 2009.  The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability to raise equity or debt financing, and the attainment of profitable operations from the Company's future business. Additionally as part of its business plan, the Company is actively seeking merger partners and strategic alliances in order to accelerate its growth in the industry. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2009.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.  As at December 31, 2009 the Company had no cash equivalents.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic (Loss) per Common Share

Basic (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2009.

	For the Three Months Ended December 31, 2009	For the Six Months Ended December 31, 2009	From Inception On May 14, 2009 Through December 31, 2009
Net (Loss) Per Share- Basic
Net (Loss)	$(19,828)	$(36,142)	$(61,492)
Weighted Average Shares – Basic	72,935,341	72,548,525	70,668,312
Net (Loss) Per share - Basic	$(0.000)	$(0.000)	$(0.001)

Net (Loss) Per Share- Diluted
Net (Loss)	$(19,828)	$(36,142)	$(61,492)
Weighted Average Shares – Diluted	72,935,341	72,548,525	70,668,312
Net (Loss) Per share - Diluted	$(0.000)	$(0.000)	$(0.001)

Income Taxes

The Company provides for income taxes under ASC 740 “Accounting for Income Taxes”.   ASC 740 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

ASC 740 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal and state income tax rate of 39% to net loss of $36,142 for the six months ended December 31, 2009 before provision for income taxes for the following reasons:

For the Six Months Ended December 31, 2009
Income tax expense at statutory rate	$(14,095)
Valuation allowance	14,095)
Income tax expense	$-)

Net deferred tax assets consist of the following components as of:

December 31, 2009
NOL carryover	$23,982)
Valuation allowance	(23,982)
Net deferred tax asset	$-

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Accounting Basis

The basis is accounting principles generally accepted in the United States of America.  The Company has adopted a June 30 fiscal year end.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-based compensation.

In July 2009, the Company issued 25,000 shares of stock in connection with legal services associated with the Company’s S-1 filing.  The shares were valued at $.01 per share.  An additional 50,000 shares were issued to reflect the Company’s stock split effective January 5, 2010 (see footnote 5).

The Company records stock-based compensation in accordance with ASC 718 (formerly SFAS No. 123R “Share Based Payments”), using the fair value method. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable. Equity instruments issued to employees and the cost of the services received as consideration are measured and recognized based on the fair value of the equity instruments issued.

Recent Accounting Pronouncements

In September 2009, the EITF reached final consensus on a new revenue recognition standard, Issue No. 08-1, Revenue Arrangements with Multiple Deliverables  .  EITF 08-1 addresses how to determine whether an arrangement involving multiple deliverables contains more than one unit of accounting, and how the arrangement consideration should be allocated among the separate units of accounting.  EITF 08-1 is effective for fiscal years beginning after June 15, 2010 and may be applied retrospectively or prospectively for new or materially modified arrangements.  In addition, early adoption is permitted.  We are currently evaluating the potential impact of EITF 08-1 on our condensed consolidated financial statements.

In August 2009, the FASB issued changes to fair value accounting for liabilities. These changes clarify existing guidance that in circumstances in which a quoted price in an active market for the identical liability is not available, an entity is required to measure fair value using either a valuation technique that uses a quoted price of either a similar liability or a quoted price of an identical or similar liability when traded as an asset, or another valuation technique that is consistent with the principles of fair value measurements, such as an income approach (e.g., present value technique). This guidance also states that both a quoted price in an active market for the identical liability and a quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. These changes became effective on October 1, 2009. Management has determined that the adoption of these changes will not have an impact on the Financial Statements.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R), to clarify and improve financial reporting by entities involved with variable interest entities. SFAS No. 167 is effective as of the beginning of the annual period that begins after November 15, 2009, for interim periods within that first annual reporting period, and for interim and annual reporting periods thereafter. We do not expect SFAS No. 167 to have a material impact on our condensed financial statements.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In June 2009, the FASB issued Update No. 2009-01, which established the FASB Accounting Standards CodificationTM (“the Codification”) as the source of authoritative U.S. Generally Accepted Accounting Principles (“GAAP”) recognized by the FASB to be applied by nongovernmental entities. The Codification is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification did not have a material impact on our condensed consolidated financial statements.

In June 2009, the FASB issued changes to the accounting for transfers of financial assets. These changes remove the concept of a qualifying special-purpose entity and remove the exception from the application of variable interest accounting to variable interest entities that are qualifying special-purpose entities; limits the circumstances in which a transferor derecognizes a portion or component of a financial asset; defines a participating interest; requires a transferor to recognize and initially measure at fair value all assets obtained and liabilities incurred as a result of a transfer accounted for as a sale; and requires enhanced disclosure; among others. These changes became effective on January 1, 2010.  We do not expect these changes to have a material impact on our condensed financial statements.

In May 2009, the FASB issued SFAS No. 165, Subsequent Events, (now codified as ASC 855, Subsequent Events) to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or available to be issued.  The guidance is effective for interim or annual financial periods ending after June 15, 2009. Adoption of this authoritative guidance did not have a material impact on our condensed consolidated financial statements.

In April 2009, The FASB issued changes to fair value disclosures of financial instruments. These changes require a publicly traded company to include disclosures about the fair value of its financial instruments whenever it issues summarized financial information for interim reporting periods. Such disclosures include the fair value of all financial instruments, for which it is practicable to estimate that value, whether recognized or not recognized in the statement of financial position; the related carrying amount of these financial instruments; and the method(s) and significant assumptions used to estimate the fair value.     As of December 31, 2009, the Company does not have any fair value of financial instruments to disclose.

In April 2009, The FASB issued changes to the recognition and presentation of other-than-temporary impairments. These changes amend existing other-than-temporary impairment guidance for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities. The adoption of these changes had no impact on the Financial Statements.

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through December 31, 2009

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)

In December 2008, the FASB issued changes to employers’ disclosures about postretirement benefit plan assets. These changes provide guidance on an employer’s disclosures about plan assets of a defined benefit pension or other postretirement plan. This guidance is intended to ensure that an employer meets the objectives of the disclosures about plan assets in an employer’s defined benefit pension or other postretirement plan to provide users of financial statements with an understanding of the following: how investment allocation decisions are made; the major categories of plan assets; the inputs and valuation techniques used to measure the fair value of plan assets; the effect of fair value measurements using significant unobservable inputs on changes in plan assets; and significant concentrations of risk within plan assets. These changes become effective on December 31, 2009. As these changes only require enhanced disclosures, management has determined that the adoption of these changes will not have an impact on the Financial Statements.

NOTE 2 - STOCKHOLDERS’ EQUITY

COMMON STOCK

In June 2009, we entered into a stock subscription agreement for the sale of 12,000,000 shares of common stock at a price of $0.00333 per share. The Company realized $40,000 from this subscription. In September 2009, the Company entered into various agreements for the sale of 201,000 shares at a price of $0.00333 per share to 39 different investors. The Company realized $670 from these subscriptions. In December 2009, the Company entered into an agreement for the sale of 6,000,000 at a price of $0.00333 per share. The Company realized $20,000 from this subscription.

The above issuances of stock reflect the effect of the Company’s stock split effective on January 5, 2010 (see footnote 5).

NOTE 3 – STOCK SUBSCRIPTION RECEIVABLE

In May 2009, the Company issued to its founder 60,000,000 million shares of its common stock for a price of $.0000033.  Payment for the stock was received on September 9, 2009.

The above issuances of stock reflect the effect of the Company’s stock split effective on January 5, 2010 (see footnote 5).

NOTE 4 – RELATED PARTY TRANSACTION

The Company’s founder and majority shareholder provides various consulting services to the Company for which he is compensated.  Consultant fees paid were $7,500 for the three months ended December 31, 2009, and $7,500 for the six months ended December 31, 2009..

STONE HARBOR INVESTMENTS, INC.
(A Development Stage Company)
Notes to Financial Statements
From Inception Through December 31, 2009

NOTE 5 – SUBSEQUENT EVENTS

STOCK SPLIT

The company's board of directors authorized a three-for-one stock split effective on January 5, 2010.  Each shareholder of record on January 5, 2010 received two additional shares of common stock for each share held on that date.  All share and related information presented in these financial statements and accompanying footnotes have been adjusted to reflect the increased number of shares resulting from this action.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Our Business

We offer internet and web-related services to small businesses including website development and design, marketing analysis and general business services including business planning and accounting support functions for internet start-up companies.  We intend to provide affordable Internet and business related services to small businesses that are looking to expand their existing marketing efforts to reach a larger audience via the World Wide Web. Our future will depend on our ability to bring our services to the market place, which requires careful planning of providing a service that meets customer standards without incurring unnecessary cost and expense.  Our operation results can also be affected by our ability to introduce new services or to adjust pricing to try to gain a competitive advantage.   Our website is located at www.stoneharborweb.com

The demand for web development and marketing services in the small business market continues to grow.  The majority of e-commerce service providers focus on servicing large and medium-sized corporations.  We intend to develop a business network to try to reduce steep project costs and allow us to offer web development services at competitive prices.  We hope to accomplish this by aligning ourselves with other service providers to package an affordable, turn-key internet and business services offering. There can be no assurance we will be able to provide our services at lower costs than other service providers or that we will be able to align ourselves with other service providers to bundle services as a turn-key offering.  The development of our services will require the commitment of substantial resources.  If additional capital is not available on acceptable terms, we may not be able to implement our business development plans or continue our business operations.

Plan of Operation

We have begun limited operations, and we require outside capital to implement our business model.

1.
We have begun to implement our business plan by target marketing our web and ancillary services to small businesses by networking with professionals in the business community such as attorneys and accountants to establish our referral source network.

2.
All business functions are coordinated and managed by the founder of our company and consultants to the founder, including other service providers, to assist the Company in the preparation of this Offering and to help package our business services solutions for small business website and e-commerce projects.

3.
To support our limited marketing efforts we have begun to develop marketing materials and a public relations and advertising program by promoting our website,  www.StoneHarborWeb.com , at local business events.  To expand our marketing efforts we are actively seeking additional financing on favorable terms to more quickly promote our business model to a larger audience, but there is no assurance we will be able to secure such financing.

4.
We have begun to have discussions with prospective clients regarding our service offering.  Our plan of operations includes attendance at networking opportunities within the business community and among professionals during the fourth quarter 2009.  The marketing expenses for the next twelve months are estimated to cost $25,000 and will be funded by shareholder loans until the Company can secure additional financing.

5.
Within 120 days of this Registration Statement we intend to roll-out our full marketing campaign, which the Company believes will begin to generate new clients and revenues from our targeted marketing approach.

To date we have spent $61,492 for operating expenses.  We have paid approximately $44,989 in consulting and professional fees in association with this Offering and developing our business plan.  In addition, the Company has paid its president and sole director $15,000 for his services.  The Company spent $1,503 in miscellaneous office supplies and expenses.

In summary, we hope to commence generating sales revenues from our new marketing sales programs within 180 days of the date of this Registration Statement.

If we are unable to generate sufficient customers, we may have to reduce, suspend or cease our efforts.  If we ares forced to cease our previously stated efforts, we do not have plans to pursue other business opportunities.

Limited Operating History

We have generated no independent financial history and have not previously demonstrated that we will be able to expand our business through an increased investment in marketing activities. We cannot guarantee that the expansion efforts described in this Registration Statement will be successful.  The business is subject to risks inherent in growing an enterprise, including limited capital resources and possible rejection of our services offering and/or sales methods.

Future financing may not be available to us on acceptable terms.  If financing is not available on satisfactory terms, we may be unable to continue expanding our operations.  Equity financing will result in a dilution to existing shareholders.

Results of Operations

For the period from May 14, 2009 (inception), to December 31, 2009 we had no revenue. Expenses for the period totaled $61,492 resulting in a loss of $61,492. Expenses for the period consisted of $59,989 in total Consulting and professional fees and $1,503 for general and administrative expenses.

Liquidity and Capital Resources

As of December 31, 2009 we had $6,688 in cash.

Based upon the above, we do not have enough cash to complete this Offering and support our daily operations while we are attempting to commence operations and produce revenues. We estimate the Company needs an additional $45,000 to implement its business plans over the next twelve months.  We will need to spend $20,000 to complete this Offering over the next 60 days. The majority shareholder has committed to cover any cash shortfalls of the company, although there is no written agreement or guarantee.  If we are unable to satisfy our cash requirements we may be unable to proceed with the Offering and our plan of operations.  In addition, we anticipate we will need $25,000 to cover marketing and operational expenses to achieve revenues.  The Company estimates it will commence generating sales revenues from our new marketing and sales programs within 180 days of the date of this Registration Statement.   This refers to the minimum amount of time that we estimate will be required to generate revenues.  We may also be unable to successfully implement our business plan to generate revenues, as indicated elsewhere in this filing.

To cover the additional cash requirements the Company may sell additional shares of stock or it will require shareholder loans to cover any shortfall.   However, if we are unable to satisfy our cash requirements we may be unable to proceed with this Offering and our plan of operations.

We do not anticipate the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

The foregoing represents our best estimate of our cash needs based on current planning and business conditions.  In the event we are not successful in reaching our initial revenue targets, additional funds may be required, and we may not be able to proceed with our business plan for the development and marketing of our core services. Should this occur, we would suspend or cease operations.

We anticipate that depending on market conditions and our plan of operations, we may incur operating losses in the foreseeable future. Therefore, our auditors have raised substantial doubt about our ability to continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the name and age of our officers and director as of April 23, 2010. Our Executive officer is elected annually by our Board of Director. Our executive officers hold their office until they resign, or are removed by the Board or his successor is elected and qualified.

Name	Age	Position
Michael Toups	43	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director

Thomas Collentine	52	Secretary, Vice President

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

Michael Toups is an operations and   corporate finance executive with 20 years experience in senior management in domestic and international businesses.  He has extensive experience in finance, accounting and operations management.  Michael is well-versed in strategic business planning, marketing and commercial web development.  He has corporate finance experience as both principal and advisor, and CFO and Director experience in publicly traded companies, including PCAOB audits, SEC reporting, SOX compliance and investor relations. He holds an MBA in Finance from the University of Notre Dame. From February 2008 to the present he has served as Director of Asia Investment Banking, Midtown Partners & Co., LLC. From December 2007 to June 2009, he served as CFO of Nork Lighting, a China based manufacturer of residential lighting. From January 2001 to June 2009, he served as president and owner of Peak Crown, a personal services company for the import of products from Asia and business consulting services.

Michael is not an officer or director of any public companies.  He currently devotes 50% of his time to the business of the Company until this offering is complete.  At such time he plans to devote 100% of his time to the business of the Company.

Michael Toups our president and sole director may be deemed a promoter as defined in Rule 405 under the Securities Act of 1933.

Thomas Collentine has over 25 years of general business and sales experience in the electronics and high-tech marketplace.  Mr. Collentine has established distribution channels and independent representative networks throughout the US and internationally.  He has managed key customer relationships such as Cisco, Lucent and Motorola on global contract manufacturing and corporate pricing programs with major electronics suppliers.  Most recently Mr. Collentine was involved in starting-up a global management and marketing company working with corporations looking to streamline their manufacturing and business processes. Mr. Collentine has also operated his own professional services company since 2008, Thomas Engineered Components, in which he has worked with numerous off-shore manufacturing groups that have set up under an operating umbrella in China, Japan and South Korea.  Mr. Collentine’s strength is in helping companies build relationships to create value for their company.  From 2008 to the present he has served as principle of Thomas Engineered Components.  From 2007 – 2001 he was a senior sales representative for Anko Products.  From 2000 – 1982 he served as a sales representative for some of the largest electronic connector manufacturers in the world, including AESP, Molex, Time Electronics and Ssub-sem.

Thomas is not an officer or director of any public companies.  He currently devotes 50% of his time to the business of the Company until this offering is complete.  At such time he plans to devote 100% of his time to the business of the Company.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past five years, none of the following occurred with respect to our director or executive officers of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the period ended December 31, 2009.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)
Michael Toups, President, Chief Executive Officer Chief Financial Officer, Treasurer and Director	2009	0	0	0	0	0	0	15,000	15,000

Dave Dreslin, Former President**	2009	$0	0	0	0	0	0	$26,800	$26,800

**Dreslin Financial Services was paid $26,800 in accounting and consulting fees related to the Company’s audit and registration statement filing. David Dreslin is the sole shareholder of Dreslin Financial Services.

Option Grants Table . There were no individual grants of stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through December 31, 2009.

Aggregated Option Exercises and Fiscal Year-End Option Value Table. There were no stock options exercised during period ending December 31, 2009 by the executive officers named in the Summary Compensation Table.

Long-Term Incentive Plan (“LTIP” ) Awards Table . There were no awards made to a named executive officers in the last completed fiscal year under any LTIP

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Employment Agreements

Currently, we do not have an employment agreement in place with our sole officer and director.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding shares of common stock as of April 23, 2010 and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly and the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name	Number of Shares Beneficially Owned	Percent of Class
Michael Toups (1) 7985 113 th Street Suite 211 Seminole, Florida 33772	60,009,000	76.7%

Entrust of Tampa Bay FBO Edward Mass 13191 Starkey Rd. Suite 9 Largo, FL 33773	12,000,000	15.3%

Entrust of Tampa Bay FBO Van Nguyen 13191 Starkey Rd Suite 9 Largo, FL 33773	6,000,000	7.7%

Thomas Collentine 3111 78th Ave. East Sarasota, FL34243	3,000	0.0%

All Executive Officers and Directors as a group (2)	78,012,000	99.7%

(1)	Michael Toups – Includes shares owned through family members: Leslie Toups – wife, Christopher Toups – son, David Toups – brother.
(2)	Based on 78,276,000 shares of common stock outstanding as of April 23, 2010. Includes persons owning more than 5% of the outstanding shares of common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

We were incorporated in the State of Nevada in May 2009 and 60,000,000 shares of common stock were issued to Michael Toups for consideration of $200.

Our President and sole Director, Michael Toups, provides office space for the Company at no charge.

Dreslin Financial Services was paid $26,800 in accounting and consulting fees related to the Company’s audit and registration statement filing. Dave Dreslin our former President is the sole owner of Dreslin Financial Services.

Item 12A. Disclosure of Commission Position on Indemnification of Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

STONE HARBOR INVESTMENTS, INC.

501,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is   ___ __, 2010

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee		$0.08
Federal Taxes	$
State Taxes and Fees	$
Transfer Agent Fees	$
Accounting fees and expenses		$30,300
Legal fees and expense		$30,000
Blue Sky fees and expenses		$1,000
Miscellaneous	$
Total		$61,300.08

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

We were incorporated in the State of Nevada in May 2009 and 60,000,000 shares of common stock were issued to Michael Toups for consideration of $200. These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Act”) and were issued as founders shares. These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, Mr. Toups had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

 ** These numbers are adjusted based on the 3 for 1 forward split that was effective on January 5, 2010.

In July, 2009, we issued an aggregate of 75,000 shares of our common stock to Anslow & Jaclin, LLP, as compensation for legal services rendered. These securities were issued pursuant to the exemption provided under Section 4(2) of the Securities Act. These shares of our common stock qualified for exemption since the issuance shares by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the shareholder had the necessary investment intent as required by Section 4(2) since she agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act   for this transaction.

In December 2009, we completed a Regulation D Rule 506 offering in which we sold 18,201,000 shares of common stock to 41 investors, at a price per share of $0.0033 for an aggregate offering price of $60,670. The following sets forth the identity of the class of persons to whom we sold these shares and the amount of shares for each shareholder:

Entrust of Tampa Bay FBO Edward Mass	12,000,000
Thomas Collentine	3,000
Lisa Angarano	3,000
Jason Spurlin	3,000
David Strenkoski	3,000
Lavin Dos Santos	3,000
Van Nguyen	3,000
Sal Kopita	3,000
Robert Rogin	3,000
Cheryl Chernoff	3,000
Peter Adams	3,000
Robin Adams	3,000
Tim Kennedy	3,000
Christopher Toups	3,000
Leslie Toups	3,000
Jean C. Shagena	3,000
Visionary Concepts, LLC (1)	3,000
David L. Toups	3,000
Robert W. Christian, Jr.	3,000
Robert W. Christian Sr.	3,000
James Doulgeris	3,000
Denise Doulgeris	3,000
Brenna Doulgeris	3,000
Alexi Doulgeris	3,000
James John Doulgeris	3,000
Feng Chen Gang	18,000
Wei Luo & Xuan Chen as Tenants in Common	6,000
Gang Xu	15,000
Gregory Busch	30,000
Barbara Ann Busch	30,000
Robert E. Dudenhoefer, Jr.	3,000
Angela M. Dudenhoefer	3,000
Darren Griffin	3,000
Chris Marchesini	3,000
Amy Ji	3,000
Sirge Villani	3,000
Robert Rheintgen	3,000
Richard Corbert	3,000
William Forhan	3,000
Virginia Rheintgen	3,000
Entrust of Tampa Bay FBO Van Nguyen	2,000,000

Please note that pursuant to Rule 506, all shares purchased in the Regulation D Rule 506 offering completed in December 2009 were restricted in accordance with Rule 144 of the Securities Act of 1933. In addition, each of these shareholders were either accredited as defined in Rule 501 (a) of Regulation D promulgated under the Securities Act or sophisticated as defined in Rule 506(b)(2)(ii) of Regulation D promulgated under the Securities Act.

(A)
At the time of the offering we were not: (1) subject to the reporting requirements of Section 13 or 15 (d) of the Exchange Act; or (2) an “investment company” within the meaning of the federal securities laws.

(B)
Neither we, nor any of our predecessors, nor any of our directors, nor any beneficial owner of 10% or more of any class of our equity securities, nor any promoter currently connected with us in any capacity has been convicted within the past ten years of any felony in connection with the purchase or sale of any security.

(C)	The offers and sales of securities by us pursuant to the offerings were not attempts to evade any registration or resale requirements of the securities laws of the United States or any of its states.

(D)
Except for Leslie Toups, David Toups, and Christopher Toups none of the investors are affiliated with any of our directors, officers or promoters or any beneficial owner of 10% or more of our securities.

We have never utilized an underwriter for an offering of our securities. Other than the securities mentioned above, we have not issued or sold any securities.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation*

3.2	By-Laws*

5.1	Opinion of Anslow & Jaclin, LLP

10.1	Subscription Agreement **

23.1	Consent of Brimmer, Burek and Keelan LLP

23.2	Consent of Counsel

24.1	Power of Attorney

* Incorporated by reference to Form S-1 filed with the Securities & Exchange Commission on October 14, 2009
** Incorporated by reference to Form S-1 filed with the Securities & Exchange Commission on March 2, 2010.

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.            To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seminole, State of Florida on April 23, 2010.

STONE HARBOR INVESTMENTS, INC.

/s/ Michael Toups
Name: Michael Toups Position: President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities an on the dates indicated.

Date: April 23, 2010

/s/ Michael Toups
Name: Michael Toups Position: President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Director